UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2014

HORIZON TECHNOLOGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of Horizon Technology Finance Corporation (the “Company”), the members of the Company’s board of directors (the “Board”) are elected to serve staggered terms and are divided into three classes, with each class being as nearly equal in number as possible, and with the term of office of one class of Board members expiring at each annual meeting of the stockholders. Following the previously disclosed resignation of Mr. David P. Swanson, a Class I director, the Board consisted of one Class I director, three Class II directors and two Class III directors.

At a meeting of the Board held on March 6, 2014, the Board approved a decrease in the size of the Board from seven (7) directors to six (6) directors in accordance with the Certificate of Incorporation and the Amended and Restated Bylaws of the Company. In order to ensure that the Board consists of three classes divided as evenly as possible, Mr. Gerald A. Michaud, previously a Class II director, resigned as a Class II director at the March 6, 2014 Board meeting. Immediately thereafter, Mr. Michaud was appointed as a Class I director by the remaining members of the Board in accordance with the Certificate of Incorporation. Mr. Michaud’s resignation and reappointment were effected solely to reclassify the Board in order to have three classes divided as evenly as possible. For all other purposes, Mr. Michaud’s service on the Board is deemed to have continued uninterrupted since March 2010, when he first joined the Board. Mr. Michaud and the other Class I director will stand for election at the annual meeting of the Company’s stockholders to be held in June 2014.

Mr. Michaud, the Company’s president, is an interested director and does not currently serve on any committees of the Company. Mr. Michaud is a managing member and president of Horizon Technology Finance Management LLC (“HTF”), which serves as the Company’s investment advisor and administrator. During the year ended December 31, 2013, the Company incurred expenses payable to HTF pursuant to an investment advisory agreement and an administration agreement that totaled $8.5 million and $1.2 million, respectively. There is no arrangement or understanding between Mr. Michaud and any other person pursuant to which Mr. Michaud was selected to serve as a member of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2014	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer